[LETTERHEAD OF MARCUM & KLIEGMAN LLP]



August 4, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Commissioners:


We have read the statements made by NuWave Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated August 4, 2004. We agree with the statements concerning our Firm in such Form 8-K/A. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,


/s/ Marcum & Kliegman LLP
-------------------------

                     [LETTERHEAD OF MARCUM & KLIEGMAN LLP]



July 2, 2004



Mr. George Kanakis
Chairman of the Board, President and
 Chief Executive Officer
NuWave Technologies, Inc.
1416 Morris Avenue, Suite 207
Union, NJ 07083

Dear Mr. Kanakis:

This is to confirm that the client-auditor relationship between NuWave Technologies, Inc. and Marcum & Kliegman LLP has ceased.

Very truly yours,


/s/ Marcum & Kliegman LLP
-------------------------

Marcum & Kliegman LLP

SK/mp

Sent via Messenger

cc:   SEC-Office of the Chief Accountant
      Sent Via FAX #: 202-942-9656
      Sent Via Certified Mail - 7160 3901 9842 5800 2690
       Return Receipt Requested
      Attn: SECPS Letter File
      Mail Stop 9-5